UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 19, 2014
Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	1-35305	45-3355106
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address, including Zip Code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Additional 6.75% Senior Notes Due 2021
On March 19, 2014, Post Holdings, Inc. (the “Company”) issued 6.75% senior notes (the “Notes”) in an aggregate principal amount of $350.0 million to certain qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act. Net proceeds from the issuance, including premium and after deducting discounts, fees and certain expenses, were approximately $364.0 million. The Company intends to use the net proceeds from the issuance for general corporate purposes, which could include, among other things, financing the pending PowerBar and Musashi acquisition and financing additional acquisition opportunities, working capital and capital expenditures.
The Notes are unsecured unsubordinated obligations of the Company and are guaranteed by the Company’s domestic subsidiaries. The Notes were issued pursuant to an existing Indenture dated as of November 18, 2013, among the Company, its domestic subsidiaries as guarantors and Wells Fargo Bank, National Association, as trustee (the “Indenture”). The Indenture was supplemented on January 13, 2014 and February 28, 2014 to add newly acquired subsidiaries as guarantors. Pursuant to the Indenture, the Company previously issued $525.0 million in aggregate principal amount of 6.75% senior notes due 2021 (the “Existing Notes”). The Notes vote together with and constitute a part of the same series as the Existing Notes.
The Notes bear interest at a rate of 6.75% per year. Interest payments are due semi-annually each June 1 and December 1, with the first interest payment due on June 1, 2014. The maturity date of the Notes is December 1, 2021.
The Notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by each of the Company’s existing and future domestic subsidiaries (other than immaterial subsidiaries or receivables finance subsidiaries).
The Notes and the subsidiary guarantees are unsecured, senior obligations. Accordingly, they are:

•	equal in right of payment with all of the Company and the subsidiary guarantors’ existing and future senior indebtedness;

•	senior in right of payment to any of the Company’s and the subsidiary guarantors’ future subordinated indebtedness;

•	effectively subordinated to all of the Company’s and the subsidiary guarantors’ existing and future secured indebtedness, to the extent of the value of the collateral securing such indebtedness; and

•
effectively subordinated to all of the existing and future indebtedness and other liabilities, including trade payables, of the Company’s non-guarantor subsidiaries (other than indebtedness and other liabilities owed to the Company or any guarantors).

Prior to December 1, 2016, the Company may redeem up to 40% of the aggregate principal amount of Notes at a redemption price equal to 106.750% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to the redemption date with an amount not to exceed the net cash proceeds of certain equity offerings of the Company so long as at least 50% of the aggregate principal amount of Notes originally issued under the Indenture remains outstanding immediately after the redemption (unless all such Notes are otherwise repurchased or redeemed) and the redemption occurs within 90 days of the date of the closing of such equity offering.
At any time prior to December 1, 2017, the Company may redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed and accrued and unpaid interest, plus a premium provided for in the Indenture, which would be the greater of (1) 1.0% of the principal amount of each Note being redeemed or (2) the excess of (i) the present value at the redemption date of (x) the redemption price of the Note being redeemed at December 1, 2017 plus (y) all required interest payments due on each such Note through December 1, 2017 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (ii) the principal amount of such Note.

On or after December 1, 2017, the Company may redeem all or a part of the Notes at the redemption prices (expressed as a percentage of principal amount of the Notes) set forth below, plus accrued and unpaid interest, to the applicable redemption date, if redeemed during the twelve-month period beginning on December 1 of the years indicated below:

Redemption Year	Price
2017	103.375%
2018	101.6875%
2019 and thereafter	100%
If the Company experiences a Change of Control (as defined in the Indenture), holders of the Notes may require the Company to purchase the Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase.
The Indenture limits the Company’s ability and the ability of its restricted subsidiaries to, among other things: borrow money or guarantee debt; create liens; pay dividends on or redeem or repurchase stock; make specified types of investments and acquisitions; enter into or permit to exist contractual limits on the ability of its subsidiaries to pay dividends to the Company; enter into new lines of business; enter into transactions with affiliates; and sell assets or merge with other companies. Certain of these covenants are subject to suspension when and if the Notes are rated at least “BBB-” by Standard & Poor’s or at least “Baa3” by Moody’s.
The Indenture contains customary events of default that include, among other things (subject in certain cases to customary grace and cure periods): (i) non-payment of principal or interest; (ii) breach of certain covenants contained in the Indenture or the Notes, (iii) defaults in failure to pay certain other indebtedness or the acceleration of certain other indebtedness prior to maturity, (iv) the failure to pay certain final judgments, (v) the failure of certain guarantees to be enforceable and (vi) certain events of bankruptcy or insolvency. Generally, if an event of default occurs (subject to certain exceptions), the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.
The Company has attached the Indenture as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on November 18, 2013, and the foregoing description of the terms of the Indenture is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits
See Exhibit Index.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 19, 2014	Post Holdings, Inc.
(Registrant)

	By:	/s/ Robert V. Vitale
Name: Robert V. Vitale
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1
Indenture dated as of November 18, 2013 by and among the Company, the Guarantors (as defined) and Wells Fargo Bank, National Association, as trustee (Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed November 18, 2013)

5